UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

July 19, 2007

INTEGRATED PHARMACEUTICALS, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER 000-50960

Integrated Pharmaceuticals, Inc.
(Exact name of small business issuer in its charter)

Idaho	04-3413196
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

310 Authority Drive
Fitchburg, MA 01420
(Address of principal executive offices) (Zip Code)

(978) 696-0020
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.02.    Departure of Director or Principal Officer; Election of Principal Officer

On July 19, 2007, Dr. Chinmay Chatterjee resigned as a director of the Company for personal reasons. Prior to his resignation, Dr. Chatterjee had served as chairman of the board of directors and as a member of the Company’s audit committee.

Dr. Chatterjee also resigned as the Company’s chief executive officer and president. In his capacity as president of the Company, Dr. Chatterjee had also served as the Company’s principal financial officer.

A copies of Dr. Chatterjee’s letter of resignation is attached as an exhibit to this Current Report on Form 8-K.

On July 20, 2007, the Board of Directors decreased the size of the Board to five (5) directors and voted to appoint David H. Smith II as the chairman of the board and as the Company’s acting president, chief executive officer and chief financial officer.

Mr. Smith has been a director of the Company since February 2004. Since 1996, he has been a founder and managing director of the following venture capital funds: Interim Advantage Fund, LLC (founded in 1996), Contra V.C., LLC (founded in 1998, sold to Williams Company in 2003), Tailwind V.C., LLC (founded in 2000, sold to Williams Company in 2003) and Fivex, LLC (founded in 2004). He has had significant business experience in the clinical laboratory industry. He was a co-founder and vice president of Canberra Industries (later known as Packard Biosciences), a large publicly-traded manufacturer of analytical instruments, and was founder, CEO and president of Canberra Clinical Laboratories, which was sold in 1986 to MetPath, Inc., a subsidiary of Corning, Inc. Mr. Smith received a B.A. degree in Political Science from Hampden-Sydney College. He is also a director of Dynamic Therapeutics, Inc. and Spincor LLC. Mr. Smith has no employment agreement with the Company, and is receiving no additional compensation for his new roles.

ITEM  9.01.    Financial Statements and Exhibits

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description

17.1	Resignation letter of Dr. Chinmay Chatterjee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED PHARMACEUTICALS, INC.

DATE: July 20, 2007	By:	/s/ David H. Smith II
David H. Smith II
Acting President, Chief Executive Officer and Chief Financial Officer